Exhibit 99.1
GeneDx Announces Preliminary 2023 Financial Results
Expects to exceed revised 2023 revenue guidance with fourth quarter 2023 revenue from continuing operations1 of more than $57M with at least 63% year-over-year revenue growth for exome and genome test revenue
Reduced fourth quarter 2023 cash burn 51% year-over-year and 21% sequentially
Ending December 31, 2023 cash position of at least $131 million
Reiterating the path to profitability in 2025
STAMFORD, Conn, Jan. 08, 2024 -- GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic and clinical insights, today reported preliminary financial results for the fourth quarter and full year of 2023.
"We had an incredibly strong fourth quarter as we continued to drive utilization of our industry-leading exome and genome products, improve our average reimbursement rate, and meaningfully reduce our cash burn,” said Katherine Stueland, President and Chief Executive Officer of GeneDx. “With continued strong execution across these metrics in 2024, we’re confident in our ability to reach profitability in 2025, ultimately keeping our eye on the goal of diagnosing inherited disease earlier, connecting people with the right treatment, and driving a healthier future for as many families as possible.”
Preliminary 2023 Financial Results (Unaudited)
Continuing Operations Results: 1
Management expects GeneDx to report:
•revenues of at least $193 million for full year 2023
•revenues of at least $57 million in the fourth quarter, an increase of 24% year-over-year and 13% sequentially;
•exome and genome test revenues of at least $38 million in the fourth quarter, an increase of 63% year-over-year and 12% sequentially; and
•15,663 exome and genome test results in the fourth quarter, an increase of 99% year-over-year and 19% sequentially with exome and genome representing 27% of all tests result volume in the fourth quarter.

Total Company Results: 1
Management expects GeneDx to report:
·revenues of at least $203 million for full year 2023;
·revenues of at least $58 million in the fourth quarter; and

•Cash, cash equivalents, marketable securities and restricted cash of $131 million as of December 31, 2023. Total Company use of cash for the fourth quarter of 2023 was $33 million, an improvement of 51% year-over-year and 21% sequentially. The use of cash in the fourth quarter included $5 million in scheduled payments under the Legacy Sema4 payer settlement entered into in 2022, $3 million to discharge operating payables for the exited reproductive health business and $1 million in severance payments related to the previously announced cost reduction initiative. Excluding these items, representative continuing operations cash burn was $24 million in the fourth quarter of 2023.

"Our fourth quarter preliminary results, which exceeded previously issued guidance, provide great momentum heading into 2024. Growth is strong and losses are consistently narrowing with each passing quarter. We can confidently reiterate the anticipated path to profitability in 2025,” said Kevin Feeley, Chief Financial Officer of GeneDx.
GeneDx has not completed the preparation of its consolidated financial statements for the year ended December 31, 2023. The preliminary, unaudited results presented in this press release for the year ended December 31, 2023, are based on current expectations and are subject to adjustment, as the company completes the preparation of its 2023 year-end consolidated financial statements and its 2023 year-end audit.
GeneDx will release financial results for the fourth quarter and full year of 2023 after the market closes on Tuesday, February 20, 2024. On the same day, Katherine Stueland, President and Chief Executive Officer of GeneDx, and Kevin Feeley, Chief Financial Officer of GeneDx, will host a conference call to discuss financial and operating results at 4:30 p.m. Eastern Time.
Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
1 Preliminary results from continuing operations exclude the results of the discontinued Legacy Sema4 diagnostic testing business. Preliminary total company results include GeneDx’s continuing operations and the financial impacts of exited Legacy Sema4 business activities.
Safe Harbor Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our preliminary, unaudited fourth quarter and full year 2023 revenue, fourth quarter and full year 2023 test result volumes, December 31, 2023 cash balance and use of cash for the fourth quarter of 2023, our expectation of turning profitable in 2025 and our expectations for our growth and future investment in our business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (vi) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2023 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
GeneDx, (Nasdaq: WGS) delivers personalized and actionable health insights to inform diagnosis, direct treatment and improve drug discovery. The company is uniquely positioned to accelerate the use of genomic and large-scale clinical information to enable precision medicine as the standard of care. GeneDx is at the forefront of transforming healthcare through its industry-leading exome and genome testing and interpretation, fueled by one of the world’s largest rare disease data sets. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.
Media contact
Press@GeneDx.com
Investor contact
Investors@genedx.com